UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2016

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of August 19, 2016 (the “Effective Date”), James L. McCarley has been appointed as the Chief Executive Officer of The ExOne Company (the “Company”).

Mr. McCarley, age 52, formerly served as Executive Vice President—Operations of RTI International Metals, Inc. (NYSE: RTI), a producer and global supplier of titanium mill products and a supplier of fabricated titanium and specialty metal components, from May 2010 until July 2015, when Alcoa Inc. acquired RTI by merger. Mr. McCarley also served in the same position during the transition period after the merger, through September 2015. During his time at RTI, Mr. McCarley was its highest ranking operating officer overseeing daily operations, asset and cash management, talent recruitment/retention, customer care and growth strategy deployment. Mr. McCarley had previously served as the Chief Executive Officer of General Vortex Energy, Inc., a private developer of engine and combustion technologies, from September 2009 to May 2010. From 1996 through 2009, Mr. McCarley held a variety of management positions within the forging segment of Precision Castparts Company, including Division President of Wyman Gordon Forging West from 2008 to 2009, and Vice President and General Manager of Wyman Gordon Forging, Inc. from 2006 to 2008. From 1987 to 1996, he gained engineering and other relevant experience working for various companies, including Quantum Chemical, Cameron Iron Works, and General Electric Company. Mr. McCarley received a BS in Electrical Engineering from Texas Tech University in 1987.

In connection with Mr. McCarley’s appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. McCarley (the “Employment Agreement”), the initial term of which commenced on the Effective Date and terminates on December 31, 2018. Pursuant to the Employment Agreement, Mr. McCarley will receive an initial annual base salary of $375,000 and will be eligible to participate in any annual bonus plan or long term incentive compensation plan maintained by the Company, in both cases on the terms established from time to time by the Company’s Board of Directors or its Compensation Committee. Furthermore, under the Employment Agreement, Mr. McCarley may participate in all employee benefit and fringe benefit plans and arrangements made available by the Company to its executives and key management.

During the term of the Employment Agreement and for a period of one year after its termination, Mr. McCarley will be subject to non-competition and non-solicitation restrictions. Upon termination of the Employment Agreement by Mr. McCarley for “good reason” (as defined in the Employment Agreement) or by the Company without “cause” (as defined in the Employment Agreement”), and assuming in each such case that Mr. McCarley has timely delivered a release of claims, Mr. McCarley is entitled to receive, among other severance payments and benefits, an amount equal to one times his then-current base salary and the pro-rata portion of his bonus for the year of termination, in addition to payment for his accrued, but unused, vacation time through the date of termination and his COBRA health insurance continuation premium for the COBRA continuation period (generally 18 months) or until such time as the executive is employed, whichever is earlier. In the event Mr. McCarley’s employment is terminated for other reasons, including by the Company for “cause,” Mr. McCarley will be entitled to receive payment for all accrued, but unused, vacation time through his date of termination, and in the case of termination due to Mr. McCarley’s death or disability, Mr. McCarley will also be entitled to receive a pro-rata portion of his bonus for the year of termination. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1, and is incorporated herein by reference.

Also in connection with Mr. McCarley’s appointment as Chief Executive Officer, the Company granted to Mr. McCarley on the Effective Date options to purchase 100,000 shares of common stock. The options are exercisable at a price equal to $13.82 per share and vest as follows: options vest with respect to 33,333 shares of common stock on the Effective Date, an additional 33,333 shares of common stock on the first anniversary of the Effective Date and the remaining 33,334 shares of common stock on the second anniversary of the Effective Date. The options issued to Mr. McCarley will be subject to the terms and conditions set forth in The ExOne Company 2013 Equity Incentive Plan and the standard form option award agreement utilized by the Company. In addition, the Company indicated in its offer letter to Mr. McCarley that, consistent with its past practices, the Company’s Board of Directors and its Compensation Committee expect to establish a 2017 umbrella annual incentive plan, and the Compensation Committee intends to establish Mr. McCarley’s targeted bonus opportunity under such plan at 60% of his base salary with a maximum amount not to exceed 120% of his base salary. Any such payouts under this plan would be conditioned on the Company achieving certain financial performance metrics established by the Compensation Committee and otherwise subject to such committee’s discretion. The offer letter also stated that as part of the continuing executive compensation plan arrangements, Mr. McCarley will be eligible for additional grants of options to purchase 100,000 shares of common stock in each of 2017 and 2018. The final number of options granted would be subject to the negative discretion of the Compensation Committee at the time of grant based on performance factors. The foregoing description of Mr. McCarley’s anticipated compensation arrangements is qualified in its entirety by reference to the full text of Mr. McCarley’s offer letter, a copy of which is attached as Exhibit 10.2, and is incorporated herein by reference.

In connection with the appointment of Mr. McCarley as the Chief Executive Officer of the Company, S. Kent Rockwell, previously Chairman of the Board and Chief Executive Officer of the Company, transitioned to serving as the Executive Chairman of the Board of Directors on the Effective Date. Also on the Effective Date, the Company announced that Hans Sack will retire as the President of the Company on August 31, 2016 to pursue other interests. In connection with Mr. Sack’s resignation, the Company has agreed to pay Mr. Sack his base salary through December 31, 2016 provided that Mr. Sack delivers a general release of claims for the benefit of the Company and its affiliates. Mr. Sack will also be entitled to receive his accrued, but unused, vacation time. The Company and Mr. Sack have entered into a letter agreement relating to these matters, which is filed as Exhibit 10.3 and is incorporated by reference into this Item.

On August 19, 2016, the Company issued a press release announcing changes in its executive leadership team. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between The ExOne Company and James L. McCarley dated as of August 19, 2016

10.2	Offer Letter to Mr. McCarley dated August 18, 2016

10.3	Letter agreement between The ExOne Company and Hans Sack dated August 19, 2016

99.1	Press release dated August 19, 2016 announcing changes in The ExOne Company’s executive leadership team

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

August 22, 2016	/s/ Brian W. Smith
(Date)	Brian W. Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between The ExOne Company and James L. McCarley dated as of August 19, 2016

10.2	Offer Letter to Mr. McCarley dated August 18, 2016

10.3	Letter agreement between The ExOne Company and Hans Sack dated August 19, 2016

99.1	Press release dated August 19, 2016 announcing changes in The ExOne Company’s executive leadership team